OMNIBUS CREDIT AGREEMENT

                            Dated as of March 1, 1997

Part I.

This Omnibus Credit Agreement dated as of March 1, 1997 between Citibank (New York State), a banking corporation organized under the laws of the State of New York ("CNYS") (the "Lender") and The Student Loan Corporation, a corporation organized under the laws of the State of Delaware ("STU") (the "Borrower"). Certain terms used within this agreement shall have such meaning as defined in
Section 3.

1. This Omnibus Credit Agreement is intended to represent the rights, obligations and duties of the respective parties and to provide various credit facilities including Tranche A (A Line of Credit Facility), Tranche B (A Multiple Term Note Credit Facility),and Tranche C (A Single Term Note Facility). CNYS shall make available to STU as hereinafter described in an aggregate amount of $8.0 Billion and in such increased amount, not to exceed in any event $10 Billion, upon which the parties may mutually agree as provided in Paragraph 1 a. This Omnibus Credit Agreement does not supersede that certain agreement dated as of March 30, 1995 between CNYS and STU which also provides certain credit facilities. Advances under the March 30, 1995 agreement may continue to remain outstanding subject to the terms and maturities of that agreement and the respective promissory notes, provided however, that the aggregate credit facilities provided by the March 30, 1995 and this Omnibus Credit Agreement shall not exceed the maximum amount provided by this Omnibus Credit Agreement.

     a. CNYS and STU agree that the maximum allowable advances under this Omnibus Credit Agreement may be increased upon written amendment to this agreement for mutually agreed upon terms, such that a maximum amount of advances equal to $10 Billion shall be made available by CNYS to STU for the remaining term of this agreement.

2. General Provisions. Interest on all LIBOR advances and Overnight Federal Funds based advances shall be calculated on the basis of the actual number of days outstanding and upon a year of 360 days. Interest on all Treasury based advances shall be calculated on the basis of the actual number of days outstanding and upon a year of 365 days, or 366 days in the case of a leap year. All interest rates shall be rounded to five(5) decimal places (i.e. the nearest hundred thousandth of one percent).

3.   Definitions.

For purposes of definitions 3a and 3b below, references to pages in H.15 (519) or the Telerate Screen shall be deemed to refer to any other page that may replace the specified page for purposes of displaying the rate referred to, and references to H.15 (519) shall be deemed to refer to any successor or replacement publication.

     a. "LIBOR" means with respect to any renewal maturity date, repricing date or value date (each a determination date) the arithmetic mean of the offered rates for deposits of not less than US $1 Million for a term corresponding to the respective repricing term for any advance as displayed at Telerate page 3750 as of two (2) London Banking Days prior to any determination date for any advance issued pursuant to this Agreement. If for any reason the LIBOR rate is not available at such time, the rate shall be the corresponding LIBOR rate most recently available prior to the determination date.

     B. "Overnight Federal Funds Rate" means, with respect to any determination date, the rate for Overnight Federal Funds as published on Telerate page 118 under the heading "Federal Funds (Effective)". In the event that such rate is not so published by 9:00 A.M., New York City time, on the determination date, the Overnight Federal Funds Rate shall be the most recently available rate prior to the determination date.

     C. "Involuntary Repayment Event" mean the earlier of the following events or times:

1. The first day on which less than 50% of the voting equity interest of STU are owned or controlled by CNYS or any subsidiary of Citicorp.

2. The day on which the primary banking regulator of CNYS determines, due to a change in law,regulation or policy that the advances made under the Agreement exceed the legal lending limit of CNYS or are otherwise prohibited or subject to reduction by law, provided that repayment shall be required only to the extent necessary such that the lending limit or other legal requirement shall be no longer exceeded.

3. The first day after default in the payment of any principal or interest upon any advance when same becomes due and payable.

4. The first day after default in the performance, or breach, of any covenant, representation, or warranty of the Borrower in this Agreement or any Note issued pursuant to this Agreement, and continuance of such default or breach for a period of thirty (30) days after that has been given a written notice specifying such default or breach and requiring it to be remedied.

5. The first day after the appointment under applicable Federal or state law of a receiver,liquidator, assignee, trustee, conservator, sequestrator Or other similar official) of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days.

6.   December 31, 2002

Except to the extent limited by 3 d.2. above, all outstanding advances made available under the Omnibus Credit Agreement, together with interest thereon, shall become due and payable upon any Involuntary Repayment Event. A prepayment occasioned by an Involuntary Repayment Event shall not be subject to any prepayment premium provided for in this Omnibus Credit Agreement. CNYS shall give STU written notice and demand upon the occurrence of any Involuntary Repayment Event other than 3 d.6.

4. CNYS may assign some or all of its rights or obligations hereunder to any other affiliate of Citicorp, or may sell participation and other interests therein to any other entity, whether or not affiliated with Citicorp; provided that CNYS shall remain solely responsible to STU for the performance of its obligations hereunder. STU may not assign any of its rights or obligations hereunder without the express written consent of CNYS.

5. Advances under this Omnibus Credit Agreement shall be used solely by STU to fund the business of STU, which shall be primarily to engage in student education lending and related businesses.

6. This Omnibus Credit Agreement shall be governed by the laws of the State of New York.

7. All notices to CNYS shall be addressed to Citibank (New York State), 99 Garnsey Road, Pittsford, NY 14534, Attention: Treasurer. All notices to STU shall be addressed to The Student Loan Corporation, 99 Garnsey Road, Pittsford, NY 14534, Attention: Funding Manager.

Part II.

                                    TRANCHE A
                           (A Line of Credit Facility)

8. CNYS agrees to lend to STU from time to time and for a term which shall not exceed one year an amount up to a maximum of U.S. $4.50 Billion. The amounts made available under this Facility may be advanced, repaid and readvanced subject to the terms herein. Availability of advances under this Line of Credit Facility shall be unconditional for a period of one year from the date of this Omnibus Credit Agreement, subject to Paragraphs 9 and 10 below. The Facility may be renewed for one year periods beginning on each anniversary date of this Omnibus Credit Agreement, provided however, that STU must give CNYS written notice of intent to renew no less than 1 day prior to the anniversary date, but in no event shall this Line of Credit Facility or CNYS's obligation to advance funds under it extend beyond December 31, 2002. There shall be no commitment fee for this Line of Credit Facility.

9. All advances under this Line of Credit Facility shall be represented by a promissory note in the form of Exhibit A. Interest shall be due and payable each business day and upon maturity. Interest shall be due at the Overnight Federal Funds Rate plus .15 of 1%.

Additional advances under this Facility may be made only upon the condition that as of the last business day of each month the sum of daily average principal amount of advances outstanding under (i) this Line of Credit Facility and (ii) all outstanding commercial paper issued by STU as of that date shall not exceed 45% of the daily average of STU's student loans for that month. To the extent that this borrowing limit is exceeded, STU shall immediately repay outstanding advances under this Facility together with interest thereon so that the principal balance outstanding does not exceed the borrowing limit.

10. CNYS reserves the right to terminate its obligation to make advances under this Line of Credit Facility upon giving 60 days written notice to STU. Advances outstanding under the Overnight Federal Funds Rate promissory note will be immediately due upon effective date of such termination notice.

Part III

                                    TRANCHE B
                    (The Multiple Term Note Credit Facility)

11. CNYS agrees to lend to STU from time to time amounts under this Facility up to the maximum amount set forth in Paragraph 1 of this Agreement. Advances under this Multiple Term Note Facility shall be repayable upon mutually agreed upon dates, but no later than December 31, 2002 and shall be evidenced by promissory notes substantially in the form of Exhibit B. Interest shall be due and payable on the respective repricing date and the maturity date (or the next business day if such date is not a business day)of each such advance at a rate equal to the corresponding LIBOR plus .22 of 1%.

12. STU shall have the right to prepay advances under this Multiple Term Note Facility, provided that such prepayment amount is accompanied by a liquidity and prepayment premium equal to the sum of: a) an amount equal to .22 of 1% per annum times the amount of the principal prepayment based upon the actual number of days prepaid and a year of 360 days, and b) an amount equal to the difference between the respective LIBOR rate in effect for the existing repricing term and the then current LIBOR rate (as of the prepayment date) most closely corresponding to the period remaining until the next repricing date times the actual number of days in such remaining period times the prepayment amount calculated on the basis of a 360 day year.


Part IV.

                                    TRANCHE C
                       (Single Term Note Credit Facility)

13. CNYS agrees to lend to STU an amount equal to $500 Million at the earlier of January 31, 1998 or the date STU refinances that certain $600 Million loan from The Student Loan Marketing Association. This Facility shall be repayable upon mutually agreed upon date or dates, but no later than December 31,2002.

14. The advance under this Single Term Loan Facility shall be evidenced by a promissory note in the form of Exhibit C. Interest shall be due and payable on the respective repricing date and the maturity date (or the next business day if such day date is not a business day)of each advance at a rate equal to the corresponding LIBOR plus 0.00 of 1%.

15. STU shall have no right to prepay the advance under this Single Term Note Credit Facility.



Citibank (New York State)               The Student Loan Corporation

By: _________________________           By: ________________________

Title: ______________________           Title: _____________________

Dated: ______________________           Dated: _____________________

                                   EXHIBIT A


                                PROMISSORY NOTE
                           (Line of Credit Facility)
                      (Overnight Federal Funds Rate Based)


FOR VALUE RECEIVED, the Student Loan Corporation (the "Borrower") promises to pay Citibank (New York State)(the "Lender") the principal amount of up to U.S.$4,500,000,000, or such lesser amount as may be outstanding from time to time, (the "advance") on _______, 1997, 1998 (the initial maturity date) together with all accrued interest to date of payment. The Borrower may extend the maturity of this Promissory Note for one year from the date of maturity and any subsequent maturity date(s) upon notice to Lender, but in no event shall its maturity extend beyond December 31, 2002. The Borrower may repay the advance in part of in full without premium or penalty, and may reborrow any or all of the maximum amount until maturity.

The borrower promises to pay interest on the amount of the advance at a rate equal to the Overnight Federal Funds Rate plus .15 of 1%. Interest shall accrue from the date of the advance until such advance is paid in full. Interest shall be due and payable on each business day and on the maturity date. In the event that such interest payment date is not a business day, interest shall be paid on the next following business day.

The Lender may demand payment in full of this promissory note at any time prior to maturity by giving Borrower 60 days prior written notice of such demand for payment.

This Promissory Note is issued pursuant to an Omnibus Credit Agreement dated as of March 1, 1997 between the Lender and Borrower (the "Loan Agreement") and is entitled to the benefits of and is subject to the terms contained in the Loan Agreement as the same may be amended and modified from time to time. "Overnight Federal Funds Rate" shall have the meaning set forth in the Loan Agreement. The provisions of the Loan Agreement are hereby incorporated in this Promissory Note to the same extent as if set forth at length herein.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed in its behalf by its officer thereunto duly authorized as of the _____day of _____________________, ______.




THE STUDENT LOAN CORPORATION

BY:_________________________


NAME:_______________________


TITLE:______________________

EXHIBIT B

                                 PROMISSORY NOTE
                          (Multiple Term Note Facility)
                                   (Term Note)

FOR VALUE RECEIVED, The Student Loan Corporation (the "Borrower") promises to pay Citibank (New York State) (the "Lender") the principal amount of U.S.$_ ______________ The "advance") on ____________________________________________
together with all accrued interest to date of payment. Interest shall be due and payable on each repricing date and on the maturity date. In the event that such interest payment date is not a business day, interest shall be paid on the following business day.

Prepayments of this Note may be made at any time by the Borrower upon notice, provided that such prepayments are accompanied by the prepayment premium calculated in accordance with the provisions of the Loan Agreement.

The interest rate shall be established on this date (the "value date") and the first day (each a "repricing date") of each _____month period thereafter (each a "repricing term") until its maturity. Borrower promises to pay interest on the principal amount of each advance from the date hereof on each reset date until maturity at an interest rate per annum equal to the ______month LIBOR rate plus
 .22 of 1%.

"LIBOR" shall have the meaning set forth in the Loan Agreement.

This Promissory Note is issued pursuant to an Omnibus Credit Agreement dated as of March 1, 1997 between the Lender and Borrower (the "Loan Agreement") and is entitled to the benefits of and is subject to the terms contained in the Loan Agreement as the same may be amended and modified from time to time. The provisions of the Loan Agreement are hereby incorporated in this Promissory Note to the same extent as if set forth at length herein.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed in its behalf by its officer thereunto duly authorized as of the _____day of _____________________, _____.


THE STUDENT LOAN CORPORATION

BY:_________________________


NAME:_______________________


TITLE:______________________

                                    EXHIBIT C

                                 PROMISSORY NOTE
                       (Single Term Note Credit Facility)
                                   (Term Note)

FOR VALUE RECEIVED, The Student Loan Corporation (the "Borrower") promises to pay Citibank (New York State)(the "Lender") the principal amount of U.S.$500,000,000(the "advance") on December 31, 2002 together with all accrued interest to date of payment. Interest shall be due and payable on each repricing date and on the maturity date. In the event that such interest payment date is not a business day, interest shall be paid on the following business day.

The Borrower shall have no right to prepay the advance under this Single Term Note Credit Facility.

The interest rate shall be established on this date (the "value date") and the first day (each a "repricing date") of each _____month period thereafter (each a "repricing term") until its maturity. Borrower promises to pay interest on the principal amount of each advance from the date hereof on each reset date until maturity at an interest rate per annum equal to the ______month LIBOR rate plus
0.00 of 1%.

"LIBOR" shall have the meaning set forth in the Loan Agreement.

This Promissory Note is issued pursuant to an Omnibus Credit Agreement dated as of March 1, 1997 between the Lender and Borrower (the "Loan Agreement") and is entitled to the benefits of and is subject to the terms contained in the Loan Agreement as the same may be amended and modified from time to time. The provisions of the Loan Agreement are hereby incorporated in this Promissory Note to the same extent as if set forth at length herein.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed in its behalf by its officer thereunto duly authorized as of the _____day of _____________________, ______.


THE STUDENT LOAN CORPORATION

BY:_________________________


NAME:_______________________


TITLE:______________________